Exhibit 3.1

Form 207 (Revised 12/21) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 Filing Fee: $750	**Certificate of Formation** **Limited Partnership**	This space reserved for office use. FILED In the Office of the Secretary of State of Texas JUL 0 2 2026 Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a limited partnership. The name of the entity is:

Energy Transfer LP

The name must contain the words "limited," "limited partnership," or an abbreviation of that word or phrase. The name of a limited partnership that is also a limited liability partnership must also contain the phrase "limited liability partnership" or "limited liability limited partnership" or an abbreviation of one of those phrases.

Article 2 – Registered Agent and Registered Office

(Select and complete either A or B and complete C)

☑ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	*M.I.*	*Last Name*	*Suffix*

C. The business address of the registered agent and the registered office address is:

Street Address	*City*	*State*	*Zip Code*
211 East 7th Street, Suite 620	Austin	TX	78701

Article 3—Governing Authority

(Provide the name and address of each general partner.)

The name and address of each general partner are set forth below:

GENERAL PARTNER 1

NAME (Enter the name of either an individual or an organization, but not both.)

IF INDIVIDUAL

First Name	*M.I.*	*Last Name*	*Suffix*

OR

IF ORGANIZATION

LE GP, LLC

Organization Name

ADDRESS

Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*
8111 Westchester Drive, Suite 600	Dallas	TX	USA	75225

Form 207

1

GENERAL PARTNER 2 NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL First Name MI. Last Name Suffix OR IF ORGANIZATION Organization Name ADDRESS Street or Mailing Address City State Country Zip Code GENERAL PARTNER 3 NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL First Name MI. Last Name SufflX OR IF ORGANIZATION Organization Name ADDRESS Street or Mailing Address City State Country Zip Code Article 4-Principal Office The address of the principal office of the limited partnership in the United States where records are to be kept or made available under section 153.551 of the Texas Business Organizations Code is: 8111 Westchester Drive, Suite 600 Dallas TX USA 75225 Street or Mailing Address City State Country Zip Code Initial Mailing Address (Provide the mailing address to which state franchise tax correspondence should be sent.) 8111 Westchester Drive, Suite 600 Dallas TX 75225 USA Mailing Address City State Zip Code Country Supplemental Provisions/Information Text Area: [The attached addendum, if any, is incorporated herein by reference.l  Energy Transfer LP is being formed under a Plan of Conversion pursuant to Section 10.102 of the Texas Business Organizations Code. The name of the converting entity is “Energy Transfer LP”, a Delaware limited partnership formed on August 23, 2005. The address of the converting entity is 8111 Westchester Drive, Suite 600, Dallas, Texas 75225.

Effectiveness of Filing (Select either A, B, or C.) A. D This document becomes effective when the document is filed by the secretary of state. B. ~This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: 12:01 a.m. Central Time on July 6, 2026 C. D This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: The following event or fact will cause the document to take effect in the manner described below: Execution The undersigned general partner affirms that the person designated as registered agent has consented to the appointment. The undersigned also affirms that, to the best knowledge of the undersigned, the name provided as the name of the filing entity does not falsely imply an affiliation with a governmental entity. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument. Date: 7/6/2026 Signature for each general partner: LEGP,LLC Isl Thomas E. Long Thomas E. Long, Co-Chief Executive Officer